Exhibit 3.1

Delaware  PAGE 1

The First State

I, JEFFREY W. BULLOCK, SECRETARY OF STATE OF THE STATE OF DELAWARE, DO HEREBY CERTIFY THE ATTACHED IS A TRUE AND CORRECT COPY OF THE CERTIFICATE OF AMENDMENT OF "INDESTRUCTIBLE I INC.", CHANGING ITS NAME FROM "INDESTRUCTIBLE I INC." TO "DONGSHENG PHARMACEUTICAL INTERNATIONAL CO., LTD.", FILED IN THIS OFFICE ON THE FIFTH DAY OF APRIL, A.D. 2010, AT 11:19 O'CLOCK A.M.

A FILED COPY OF THIS CERTIFICATE HAS BEEN FORWARDED TO THE NEW CASTLE COUNTY RECORDER OF DEEDS.

4523828 8100 100348708 You may verify this certificate online at corp.delaware.gov/authver.shtml	/s/ Jeffrey W Bullock Jeffrey W Bullock, Secretary of State AUTHENTICATION: 7910238 DATE: 04-05-10

State of Delaware
Secretary of State
Division of Corporations
Delivered 12:25 PM 04/05/2010
FILED 11:19 AM 04/05/2010
SRV 100348708 - 4523828 FILE

STATE OF DELAWARE
CERTIFICATE OF AMENDMENT
OF CERTIFICATE OF INCORPORATION

The corporation organized and existing under and by virtue of the General Corporation Law of the State of Delaware does hereby certify:

FIRST: That at a meeting of the Board of Directors of
INDESTRUCTIBLE I INC.

resolutions were duly adopted setting forth a proposed amendment of the Certificate of Incorporation of said corporation, declaring said amendment to be advisable and calling a meeting of the stockholders of said corporation for consideration thereof The resolution setting forth the proposed amendment is as follows:

RESOLVED, that the Certificate of Incorporation of this corporation be amended by changing the Article thereof numbered "  FIRST  " so that, as amended. said Article shall be and read as follows:

The name of the Corporation shall be "Dongsheng Pharmaceutical International Co., Ltd."

SECOND: That thereafter, pursuant to resolution of its Board of Directors, a special meeting of the stockholders of said corporation was duly called and held upon notice in accordance with Section 222 of the General Corporation Law of the State of Delaware at which meeting the necessary number of shares as required by statute were voted in favor of the amendment.

THIRD: That said amendment was duly adopted in accordance with the provisions of Section 242 of the General Corporation Law of the State of Delaware.

IN WITNESS WHEREOF, said corporation has caused this certificate to be signed this 01 day of April , 2010.

By:	/s/ Xiaodong Zhu
Authorized Officer
Title:	President, Chairman and CEO

Name:	Xiaodong Zhu
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